Directors Resolutions

Of Chee Corp. (the “Company”)

WHEREAS:

     A      Jiang Da Wei has consented to step down from all officer positions within the Company.

    B      Jiang Da Wei has consented to step down as a Member of the Board of Directors of the Company.

    C      Zhang Shufang has consented to act as the new Chief Executive Officer, President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company.

WHEREAS BE IT RESOLVED THAT:

1.Jiang Da Wei has resigned from all officer and director positions with the Company.

2.Zhang Shufang who has consented to act as Chief Executive Officer, President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company, is appointed as Chief Executive Officer, President, Treasurer and Secretary of the Company and to serve as the sole Member of the Board of Directors of the Company.

Effective date: January 10, 2019

/s/ Jiang Da Wei

Jiang Da Wei

/s/ Zhang Shufang

Zhang Shufang